[The text of this Exhibit is a composite restatement of all charter documents of the Registrant currently on file with the State Department of Assessments and Taxation of the State of Maryland.]


                    ARTICLES OF AMENDMENT AND RESTATEMENT

                                     OF

                          ARTICLES OF INCORPORATION

                                     OF

                          SELIGMAN PORTFOLIOS, INC.


            WE,  THE  UNDERSIGNED,  RONALD T.  SCHROEDER  AND CARL J.  WHITE,
being the President and Secretary, respectively, of Seligman Portfolios, Inc. (herein, the "Corporation"), certify that there are no shares of the Corporation outstanding or entitled to vote, and further certify that by action of the Board of Directors on April 12, 1988, following the organizational meeting, the entire Board of Directors unanimously approved the following as the Articles of Amendment and Restatement of the Corporation.

            FIRST: I, the subscriber, Nina O. Shenker, whose post office address is One Bankers Trust Plaza, New York, New York 10006, being more than 18 years of age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, form a corporation.

            SECOND:   Name.   The   name  of  the   corporation   (which   is
hereinafter called the "Corporation") is

                        SELIGMAN PORTFOLIOS, INC.

            THIRD:   Purposes   and  Powers.   The  purposes  for  which  the
Corporation is formed and the business or objects to be carried on or promoted by it are to engage in the business of an open-end investment company, and in connection therewith, to hold part or all of its funds in cash, to acquire by purchase, subscription, contract, exchange or otherwise, and to own, hold for investment, resale or otherwise, sell, assign, negotiate, exchange, transfer or otherwise dispose of, or turn to account or realize upon, and generally to deal in and with, all forms of stocks, bonds, debentures, notes, evidences of interest, evidences of indebtedness, warrants, certificates of deposit, bankers' acceptances, repurchase agreements, options on securities and other securities, commodity futures contracts and options thereon, irrespective of their form, the name by which they may be described, or the character or form of the entities by which they are issued or created (hereinafter sometimes called "Securities"), and to make payment therefor by any lawful means; to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any and all such Securities; including the right to vote thereon and to consent and otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such Securities; to acquire or become interested in any such Securities as aforesaid, irrespective of whether or not such Securities be fully paid or subject to further payments, and to make payments thereon as called for or in advance of calls or otherwise.

            And, in general, to do any or all such other things in connection with the objects and purposes of the Corporation hereinbefore set forth, as are, in the opinion of the Board of Directors of the Corporation, necessary, incidental, relative or conducive to the attainment of such objects and purposes; and to do such acts and things; and to exercise any and all such powers to the same extent authorized or permitted to a Corporation under any laws that may be now or hereafter applicable or available to the Corporation.

            In addition,  the  Corporation may issue,  sell,  acquire through
purchase,   exchange,  or  otherwise  hold,  dispose  of,  resell,  transfer, reissue or cancel shares of its capital stock in any manner and to the extent now or hereafter permitted by the laws of Maryland and by these Amended and Restated Articles of Incorporation.

            The foregoing matters shall each be construed as purposes, objects and powers, and none of such matters shall be in any wise limited by reference to, or inference from, any other of such matters or any other Article of these Amended and Restated Articles of Incorporation, but shall be regarded as independent purposes, objects and powers and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.

            Nothing herein contained shall be construed as giving the Corporation any rights, powers or privileges not permitted to it by law.

            FOURTH: Principal Office. The post office address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The resident agent of the Corporation is The Corporation Trust Incorporated, the post office address of which is 32 South Street, Baltimore, Maryland 21202. Said resident agent is a Corporation of the State of Maryland.

            FIFTH:  Capital Stock.

            A. The total number of shares of all classes of stock which the Corporation has authority to issue is 1,000,000,000 shares of Common Stock ("Shares") of the par value of $.001 each, having an aggregate par value of $1,000,000. The Shares shall initially constitute fourteen classes, designated as:

                       "Seligman Bond Portfolio";
                      "Seligman Capital Portfolio";
                  "Seligman Cash Management Portfolio";
                   "Seligman Common Stock Portfolio";
          "Seligman Communications and Information Portfolio";
                     "Seligman Frontier Portfolio";
       "Seligman Henderson Global Growth Opportunities Portfolio";
        "Seligman Henderson Global Smaller Companies Portfolio";
            "Seligman Henderson Global Technology Portfolio";
              "Seligman Henderson International Portfolio";
                  "Seligman High-Yield Bond Portfolio";
                      "Seligman Income Portfolio",
                  "Seligman Large-Cap Value Portfolio",
                and "Seligman Small-Cap Value Portfolio"


each consisting of 100,000,000 shares, except for Seligman Bond Portfolio which consists of 80,000,000 shares; Seligman Capital Portfolio which consists of 80,000,000 shares; Seligman Henderson Global Growth Opportunities Portfolio which consists of 20,000,000 shares; Seligman Henderson Global Technology Portfolio which consists of 20,000,000 shares; Seligman Henderson International Portfolio which consists of 80,000,000 shares; Seligman Income Portfolio which consists of 80,000,000 shares; Seligman Large-Cap Value Portfolio which consists of 20,000,000 shares; and Seligman Small-Cap Value Portfolio which consists of 20,000,000 shares (such fourteen classes together with any further class or classes of shares from time to time created by the Board of Directors, being herein referred to individually as a "Class" and collectively as "Classes"). The Board of Directors of the Corporation shall have the power and authority (a) to increase and decrease the aggregate number of Shares of stock or the number of Shares of stock of any Class that the Corporation has authority to issue and (b) to classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restric-tions, limitations as to dividends, qualifications, or terms or conditions of redemption of such unissued Shares, provided that, upon the creation of any further class or classes, the Board of Directors shall, for purposes of identification, also have the power and authority to designate a name for the existing class that includes issued Shares of Common Stock.

            B. A  description  of the relative  preferences,  conversion  and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of all Classes of Shares is as follows, unless otherwise set forth in the Articles Supplementary filed with the Maryland State Department of Assessments and Taxation describing any further Class or Classes from time to time created by the Board of Directors:

          (i) Assets Belonging to Class. All consideration received by the Corporation for the issue or sale of Shares of a particular Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of the account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Asset Items (as hereinafter defined) allocated to that Class as provided in the following sentence, are herein referred to as "assets belonging to" that Class. In the event that there are any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Class (collectively "General Asset Items"), the Board of Directors shall allocate such General Asset Items to and among any one or more of the Classes created from time to time in such manner and on such basis as it, in its sole discretion, deems fair and equitable; and any General Asset Items so allocated to a particular Class shall belong to that Class. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all Classes for all purposes.

          (ii) Liabilities Belonging to Class. The assets belonging to each particular Class shall be charged with the liabilities of the Corporation in respect of that Class and with all expenses, costs, charges and reserves attributable to that Class, and shall be so recorded upon the books of account of the Corporation. Such liabilities, expenses, costs, charges and reserves, together with any General Liability Items (as hereinafter defined) allocated and charged to that Class as provided in the following sentence, are herein referred to as "liabilities belonging to" that Class. In the event there are any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular Class (collectively "General Liability Items"), the Board of Directors shall allocate and charge such General Liability Items to and among any one or more of the Classes created from time to time in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable; and any General Liability Items so allocated and charged to a particular Class shall belong to that Class. Each such allocation and charge by the Board of Directors shall be conclusive and binding upon the stockholders of all Classes for all purposes.

          (iii) Dividends. Dividends and distributions on Shares of a particular Class may be paid to the holders of Shares of that Class at such times, in such manner and from such of the income and capital gains, accrued or realized, from the assets belonging to that Class, after providing for actual and accrued liabilities belonging to that Class, as the Board of Directors may determine.

          (iv) Liquidation. In event of the liquidation or dissolution of the Corporation, the stockholders of each Class that has been created shall be entitled to receive, as a Class, when and as declared by the Board of Directors, the excess of the assets belonging to that Class over the liabilities belonging to that Class. The assets so distributable to the stockholders of any particular Class shall be distributed among such stockholders in proportion to the number of Shares of that Class held by them and recorded on the books of the Corporation.

          (v) Voting. On each matter submitted to vote of the stockholders, each holder of a Share shall be entitled to one vote for each such Share standing in his name on the books of the Corporation irrespective of the Class thereof and all Shares of all Classes shall vote as a single Class ("Single Class Voting"); provided, however, that (A)as to any matter with respect to which a separate vote of any Class is required by the Investment Company Act of 1940 or would be required under the Maryland General Corporation Law, such requirements as to a separate vote by that Class shall apply in lieu of Single Class Voting as described above;
     (B)in the event that the separate vote requirements referred to in (A) above apply with respect to one or more Classes, then, subject to (C) below, the Shares of all other Classes shall vote as a single Class; and
     (C)as to any matter which does not affect the interest of a particular Class, only the holders of Shares of the one or more affected Classes shall be entitled to vote.

          (vi) Equality. All Shares of each particular Class shall represent an equal proportionate interest in the assets belonging to that Class (subject to the liabilities belonging to that Class), and each Share of any particular Class shall be equal to each other Share of that Class; but the provisions of this sentence shall not restrict any distinctions permissible under these Amended and Restated Articles of Incorporation that may exist with respect to stockholder elections to receive dividends or distributions in cash or Shares of the same Class or that may otherwise exist with respect to dividends and distributions on Shares of the same Class.

            C. No holder of Shares shall be entitled as such, as a matter of right, to purchase or subscribe for any part of any new or additional issue of Shares or securities of the Corporation. All Shares now or hereafter authorized, and of any Class, shall be "subject to redemption" and "redeemable", in the sense used in the General Laws of the State of Maryland authorizing the formation of corporations, at the redemption or repurchase price for shares of that Class, determined in the manner set out in these Amended and Restated Articles of Incorporation or in any amendment hereto. In the absence of any contrary specification as to the purpose for which Shares are repurchased by it, all Shares so repurchased shall be deemed to be "acquired for retirement" in the sense contemplated by the laws of the State of Maryland. Shares retired by repurchase or retired by redemption shall thereafter have the status of authorized by unissued Shares of the Corporation. All persons who shall acquire Shares shall acquire the same subject to the provisions of these Amended and Restated Articles of Incorporation.

            SIXTH: Directors. The Corporation has thirteen directors in office, each of whom will serve as directors until their successors are elected and qualify; the names of the thirteen directors in office are William C. Morris, Ronald T. Schroeder, Fred E. Brown, Alice S. Ilchman, John E. Merow, Betsy S. Michel, Douglas R. Nichols, Jr., James C. Pitney, James Q. Riordan, Herman J. Schmidt, Robert L. Shafer, James N. Whitson and Brian T. Zino. The number of directors in office may be changed from time to time in such lawful manner as the By-Laws of the Corporation shall provide.

            SEVENTH: Provisions for Defining, Limiting and Regulating the Powers of the Corporation, Directors and Stockholders.

            A. Board of Directors: The Board of Directors shall have the general management and control of the business and property of the Corporation, and may exercise all the powers of the Corporation, except such as are by statute or by these Amended and Restated
      Articles of Incorporation or by the By-Laws conferred upon or reserved to the stockholders. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is hereby empowered: (1)To authorize the issuance and sale, from time to time, of Shares of any Class whether for cash at not less than the par value thereof or for such other consideration as the Board of Directors may deem advisable, in the manner and to the extent now or hereafter permitted by the laws of Maryland; provided, however, the consideration (or the value thereof as determined by the Board of Directors) per share to be received by the Corporation upon the sale of shares of any Class (including Treasury Shares) shall not be less than the net asset value (determined as provided in Article NINTH hereof) per Share of that Class outstanding at the time (determined by the  Board of  Directors)  as of which the  computation  of such net
      asset  value  shall  be  made;   (2)to  authorize  the  execution  and
      performance by the Corporation of an agreement or agreements with J.& W. Seligman & Co. Incorporated, a Delaware corporation, or any successor to such corporation ("Seligman") providing for the investment and other operations of the Corporation; (3)to authorize the execution and performance by the Corporation of an agreement or agreements, which may be exclusive contracts, with Seligman Marketing, Inc., a Delaware corporation, or any other person, as distributor, providing for the distribution of Shares of any Class;
      (4) to authorize the execution and performance by the Corporation of an agreement with The Mutual Benefit Life Insurance Company ("Mutual Benefit") on behalf of Mutual Benefit Variable Contract Account 9, regarding the sale of Shares of the Corporation of any class to such Account in accordance with the provisions of these Articles of Incorporation; and (5) to specify, in instances in which it may be desirable, that Shares of any Class repurchased by the Corporation are not acquired for retirement and to specify the purpose for which such Shares are repurchased. The Corporation may in its By-Laws confer powers on the Board of Directors in addition to the powers expressly conferred by statute.

            B. Quorum; Adjournment; Majority Vote: No presence in person or by proxy of the holders of one-third of the Shares of all Classes issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the shareholders except as otherwise provided by law or in these Amended and Restated Articles of Incorporation and except that where the holders of Shares of any Class are entitled to a separate vote as a Class (a "Separate Class") or where the holders of Shares of two or more (but not all) Classes are required to vote as a single Class (a "Combined Class"), the presence in person or by proxy of the holders of one-third of the Shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote. If, however, a quorum with respect to all Classes, a Separate Class or a Combined Class, as the case may be, shall not be present or represented at any meeting of the shareholders, the holders of a majority of the Shares of all Classes, such Separate Class or such Combined Class, as the case may be, present in person or by proxy and entitled to vote shall have power to adjourn the meeting from time to time as to all Classes, such Separate Class or such Combined Class, as the case may be, without notice other than announcement at the meeting, until the requisite number of Shares entitled to vote at such meeting shall be present. At such adjourned meeting at which the requisite number of Share entitled to vote thereat shall be represented any business may be transacted which might have been transacted at the meeting as originally notified. The absence from any meeting of stockholders of the number of Shares in excess of one-third of the Shares of all Classes or of the affected Class or Classes, as the case may be, which may be required by the laws of the State of Maryland, the Investment Company Act of 1940 or any other applicable law, or these Amended and Restated Articles of Incorporation, for action upon any given matter shall not prevent action of such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of Shares required for action in respect of such other matter or matters. Notwithstanding any provision of law requiring any action to be taken or authorized by the holders of a greater proportion than a majority of the Shares of all Classes or of the Shares of a particular Class or Classes, as the case may be, entitled to vote thereon, such action shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the Shares of all Classes or of such Class or Classes, as the case may be, outstanding and entitled to vote thereon.

            EIGHTH:  Redemptions and Repurchases.

            A. The Corporation shall under some circumstances redeem, and may under other circumstances redeem or repurchase, Shares as follows:

                  1. Obligation of the Corporation to Redeem Shares: Each holder of Shares of any Class shall be entitled at his option to require the Corporation to redeem all or any part of the Shares of that Class owned by such holder, upon written or telegraphic request to the Corporation or its designated agent, accompanied by surrender of any certificate or certificates for such shares, or such other evidence of ownership as shall be specified by the Board of Directors, for the proportionate interests per Share in the assets of the Corporation belonging to that Class, or the cash equivalent thereof (being the net asset value per Share of that Class determined as provided in Article NINTH hereof), subject to and in accordance with the provisions of paragraph B of this Article.

                  2. Right of the Corporation to Redeem Shares. In addition the Board of Directors may, from time to time in its discretion, authorize the Corporation to require the redemption of all or any part of the outstanding Shares of any Class, for the proportionate interest per Share in the assets of the Corporation belonging to that Class, or the cash equivalent thereof (being the net asset value per Share of that Class determined as provided in Article NINTH hereof), subject to and in accordance with the provisions of paragraph B of this Article, upon the sending of written notice thereof to each stockholder any of whose Shares are so redeemed and upon such terms and conditions as the Board of Directors shall deem advisable.

                  3.  Right  of the  Corporation  to  Repurchase  Shares.  In
      addition the Board of Directors may, from time to time in its discretion, authorize the officers of the Corporation to repurchase Shares of any Class, either directly or through an agent, subject to and in accordance with the provisions of paragraph B of this
      Article.  The  price  to be  paid  by the  Corporation  upon  any  such repurchase shall be determined, in the discretion of the Board of Directors, in accordance with any provision of the Investment Company Act of 1940 or any rule or regulation thereunder, including any rule or regulation made or adopted pursuant to Section 22 of the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.

            B. The  following  provisions  shall be  applicable  with respect
to  redemptions   and   repurchases  of  Shares  of  any  Class  pursuant  to
paragraph 4 hereof:

                  1. The time as of which the net asset value per Share of a particular Class applicable to any redemption pursuant to subparagraph A(1) or A(2) of this Article shall be computed shall be such time as may be determined by or pursuant to the direction of the Board of Directors (which time may differ from Class to Class).

                  2. Any certificates for Shares of any Class to be redeemed or repurchased shall be surrendered in proper form for transfer, together with such proof of the authenticity of signatures as may be required by resolution of the Board of Directors.

                  3. Payment of the redemption or repurchase price by the Corporation or its designated agent shall be made in cash within seven days after the time used for determination of the redemption or repurchase price, but in no event prior to delivery to the Corporation or its designated agent of any certificate or certificates for the Shares of the particular Class so redeemed or repurchased, or of such other evidence of ownership as shall be specified by the Board of Directors; except that any payment may be made in whole or in part in securities or other assets of the Corporation belonging to that Class if, in the event of the closing of the New York Stock Exchange or the happening of any event at any time prior to actual payment which makes the liquidation of Securities in orderly fashion impractical or impossible, the Board of Directors shall determine that payment in cash would be prejudicial to the best interests of the remaining stockholders of that Class. In making any such payment in whole or in part in Securities or other assets of the Corporation belonging to that Class, the Corporation shall, as nearly as may be practicable, deliver Securities or other assets of a gross value
      (determined in the manner provided in Article NINTH hereof) representing the same proportionate interest in the Securities and other assets of the Corporation belonging to that class as is represented by the Shares of that Class so to be paid for. Delivery of the Securities included in any such payment shall be made as promptly as any necessary transfers on the books of the several corporations whose Securities are to be delivered may be made.

                  4.  The  right  of  the  holder  of  Shares  of  any  Class redeemed or repurchased by the Corporation as provided in this Article to receive dividends thereon and all other rights of such holder with respect to such Shares shall forthwith cease and terminate from and after the time of which the redemption or repurchase price of such Shares has been determined (except the right of such holder to receive (a) the redemption or repurchase price of such Shares from the Corporation or its designated agent, in cash and/or in securities or other assets of the Corporation belonging to that Class, and (b) any dividend to which such holder had previously become entitled as the record holder of such Shares on the record date for such dividend, and, with respect to such Shares otherwise entitled to vote, except the right of such holder to vote at a meeting of stockholders such Shares owned of record by him on the record date for such meeting).

            NINTH: Determination of Net Asset Value. For the purposes referred to in Articles SEVENTH and EIGHTH hereof the net asset value per Share of any Class shall be determined by or pursuant to the direction of the Board of Directors in accordance with the following provisions:

            A. Such net asset value per Share of a particular Class on any day shall be computed an follows:

                  The net asset value per Share of that Class shall be the quotient obtained by dividing the "net value of the assets" of the Corporation belonging to that Class by the total number of Shares of that Class at the time deemed to be outstanding (including Shares sold whether paid for and issued or not, and excluding Shares redeemed or repurchased on the basis of previously determined values, whether paid for, received and held in treasury, or not).

                  The  "net  value  of  the   assets"   of  the   Corporation
      belonging to a particular Class shall be the "gross value" of the assets belonging to that Class after deducting the amount of all expenses incurred and accrued and unpaid belonging to that Class, such reserves belonging to that Class as may be set up to cover taxes and any other liabilities, and such other deductions belonging to that Class as in the opinion of the officers of the Corporation are in accordance with accepted accounting practice.

                  The "gross value" of the assets belonging to a particular Class shall be the amount of all cash and receivables and the market value of all Securities and other assets held by the Corporation and belonging to that Class at the time as of which the determination is made. Securities held shall be valued at market value or, in the absence of readily available market quotations, at fair value, both as determined pursuant to methods approved by the Board of Directors and in accordance with applicable statutes and regulations.

            B. The Board of Directors is empowered, in its absolute discretion, to establish other methods for determining such net asset value whenever such other methods are redeemed by it to be necessary or desirable and are consistent with the provisions of the Investment Company Act of 1940 and the rules and regulations thereunder.

            TENTH:  Determination  Binding.  Any  determination  made  by  or pursuant to the direction of the Board of Directors in good faith, and so far as accounting matters are involved in accordance with accepted accounting practices, as to the amount of the assets, obligations or liabilities of the Corporation belonging to any Class, as to the amount of the net income of the Corporation belonging to any Class for any period or amounts that are any time legally available for payment of dividends on Shares of any Class, as to the amount of any reserves or charges set upon with respect to any Class and the propriety thereof, as to the time of or purpose for treating any reserves or charges with respect to any Class, as to the use, alteration or cancellation of any reserves or charges with respect to any Class (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or closing bid or asked price of any security owned or held by the Corporation and belonging to any Class, as to the market value of any security or fair value of any other asset owned by the Corporation and belonging to any Class, as to the number of Shares of any Class outstanding or deemed to be outstanding, as to the impracticability or impossibility of liquidating Securities in an orderly fashion, as to the extent to which it is practicable to deliver the proportionate interest in the Securities and other assets of the Corporation belonging to any Class redeemed or repurchased in payment for any such Shares, as to the method of payment for any such Shares redeemed or repurchased, or as to any other matters relating to the issue, sale, redemption, repurchase, and/or other acquisition or disposition of Securities or Shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of Shares of all Classes past, present and future, and Shares of all Classes are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid. No provision of these Amended and Restated Articles of Incorporation shall be effective to bind any person to waive compliance with any provision of the Securities Act of 1933 or the Investment Company Act of 1940 or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder.

            ELEVENTH:   Liability  and  Indemnification  of  Directors  and
Officers.

            A. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article ELEVENTH, Paragraph A shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

            B. The Corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. To the fullest extent permitted by law (including the Investment Company Act of
1940) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article ELEVENTH, Paragraph B shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this Article ELEVENTH, Paragraph B shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article ELEVENTH, Paragraph B, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture or trust.

            TWELFTH: Amendments. The Corporation reserves the right to take any lawful action and to make any amendment of these Amended and
Restated Articles of Incorporation, including the right to make any amendment which changes the terms of any Shares of any Class now or hereafter authorized by classification, reclassification, or otherwise, and to make any amendment authorizing any sale, lease, exchange or transfer of the property and assets of the Corporation or belonging to any Class or Classes as an entirety, or substantially as an entirety, with or without its good will and franchise, if a majority of all the Shares of all Classes or of the affected Class or Classes, as the case may be, at the time issued and outstanding and entitled to vote, vote in favor of any such action or amendment, or consent thereto in writing, and reserves the right to make any amendment of these Amended and Restated Articles of Incorporation in any form, manner or substance now or hereafter authorized or permitted by law.

            IN WITNESS WHEREOF, the undersigned President and Secretary of Seligman Portfolios, Inc. have executed the foregoing Articles of Amendment And Restatement and hereby acknowledge the same to be the act of Seligman Portfolios, Inc., and further acknowledge that, to the best of their knowledge, information and belief the matters and facts set forth therein are true in all material respects under the penalties of perjury.

            Dated the 12th day of April, 1988.




                                            /s/ Ronald T. Schroeder
                                            -----------------------
                                                Ronald T. Schroeder


                                            /s/ Carl J. White
                                            -----------------------
                                                Carl J. White